Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated April 7, 2025 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) on our audit of the financial statements of NuvOx Therapeutics, Inc as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Somerset, New Jersey

May 6, 2025